UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2007

FEDERAL HOME LOAN BANK OF CHICAGO

(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51401	36-6001019
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

111 East Wacker Drive Chicago, Illinois		60601
		(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:

(312) 565-5700

Former name or former address, if changed since last report:

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

The Federal Home Loan Bank of Chicago (the "Bank") entered into a written agreement with its regulator, the Federal Housing Finance Board ("Finance Board"), dated June 30, 2004 (the "Written Agreement") to address issues identified in the Finance Board's 2004 examination of the Bank. The Written Agreement has subsequently been amended three times in order to adjust the Bank's minimum regulatory capital requirements. On October 10, 2007, the Finance Board terminated the Written Agreement as part of a consensual cease and desist order with the Bank, the terms of which are described in Item 7.01 of this Current Report on Form 8-K.

Under the Written Agreement, as amended, the Bank agreed to implement changes to enhance the Bank's risk management, capital management, governance, and internal control practices, and to submit a business and regulatory capital plan to the Finance Board. In addition, the Written Agreement required the Bank to:

  limit increases in the aggregate net book value of the Bank's acquired member assets (i.e., mortgage loans acquired through the Bank's Mortgage Partnership Finance Program) to no greater than 10% per annum;
  maintain a ratio of regulatory capital stock, plus retained earnings, plus a designated amount of its subordinated notes to assets of at least 4.5 percent; and
  maintain an aggregate amount of outstanding regulatory capital stock plus a designated amount of its subordinated notes of at least $3.5 billion.

The Bank remains in compliance with these restrictions.

Item 7.01 Regulation FD Disclosure

On October 10, 2007, the Bank entered into a consensual cease and desist order with the Finance Board. The order states that the Finance Board has determined that requiring the Bank to take the actions specified in the order will "improve the condition and practices of the Bank, stabilize its capital, and provide the Bank an opportunity to address the principal supervisory concerns identified by the Finance Board."

Under the terms of the order, capital stock repurchases and redemptions, including redemptions upon membership withdrawal or other termination, are prohibited unless the Bank has received approval of the Director of the Office of Supervision of the Finance Board ("OS Director"). The order provides that the OS Director may approve a written request by the Bank for proposed redemptions or repurchases if the OS Director determines that allowing the redemption or repurchase would be consistent with maintaining the capital adequacy of the Bank and its continued safe and sound operations. The order also provides that dividend declarations are subject to the prior written approval of the OS Director and that the Bank must submit a Capital Structure Plan to the Finance Board consistent with the requirements of the Gramm-Leach-Bliley Act and Finance Board regulations.

The order also requires the Bank to review and revise its market risk management and hedging policies, procedures and practices to address issues identified in the Finance Board's 2007 examination of the Bank, and submit revised policies and procedures to the OS Director for non-objection prior to implementation.

As discussed in Item 1.02 of this Form 8-K, the Written Agreement was terminated under the terms of the order. Minimum capital requirements for the Bank, which were previously included in the Written Agreement, are now in the order, which requires the Bank to:

  maintain a ratio of regulatory capital stock, plus retained earnings, plus a designated amount of its subordinated notes to assets of at least 4.5 percent; and
  maintain an aggregate amount of outstanding regulatory capital stock plus a designated amount of its subordinated notes of at least $3.6 billion.

The designated amount of subordinated notes is the same as under the Written Agreement, as amended and as previously disclosed. These minimum capital requirements are in addition to the capital requirement applicable to Bank under Finance Board regulations. Management believes that the requirements under the cease and desist order could result in delays or denials of capital stock redemptions in connection with membership withdrawal or termination and significantly reduce dividend levels compared to recent period dividends. In addition, as a result of consenting to this order, management does not expect that the Bank will be able to conduct a redemption of voluntary stock during the fourth quarter of 2007. Further, management is unable to predict what impact the cease and desist order may have on the rights of members with respect to the implementation or operation of a new Capital Structure Plan or the effect of revised risk management policies on the Bank's financial performance. Management does not expect the order to impact any products or services offered by the Bank to its members.

The Bank continues to consider strategic options, including the possibility of a merger with the Federal Home Loan Bank of Dallas. The Boards and management of the Federal Home Loan Bank of Dallas and the Bank have been engaged in detailed discussions and extensive due diligence regarding various business, regulatory, financial, operational, accounting, and governance issues related to a possible merger of the two banks. Although the banks have not reached an agreement and it is possible that the banks will not finalize any agreement to combine the banks, the Bank's primary objective in the analysis of this and any other strategic options is to achieve an outcome for its members which provides the greatest possible value of membership in the Bank.

The Bank is sending to its members a letter informing them about the final consent order and other matters. The text of the letter is included as Exhibit 99.1 to this report.

The information being furnished pursuant to Items 7.01 and 9.01 on this Current Report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

This Current Report contains forward-looking statements which are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terminology, such as "preliminary," "anticipates," "believes," "expects," "could," "plans," "estimates," "may," "should," "will," or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty, that actual results could differ materially from those expressed or implied in these forward-looking statements and that actual events could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, the risk factors set forth in the Bank's periodic filings with the Securities and Exchange Commission, which are available on the Bank's Web site at www.fhlbc.com. The Bank assumes no obligation to update any forward-looking statements made in this release.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
Exhibit No.	Description
99.1	Letter to Members, dated October 10, 2007, from President and CEO of the Bank

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Chicago

Date: October 10, 2007	By: /s/ Peter E. Gutzmer
Peter E. Gutzmer Executive Vice President, General Counsel and Corporate Secretary